UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 3, 2025

BKV CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-42282	85-0886382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 17th Street, Suite 2100 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 375-9680

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BKV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Transition

On February 3, 2025, BKV Corporation (the “Company”) announced that John T. Jimenez, who has served as Chief Financial Officer of the Company since 2021, intends to retire from the Company and that David Tameron, age 56, will succeed him in the role of Chief Financial Officer. Mr. Tameron will commence his new role on April 1, 2025, at which point Jimenez will transition to a Senior Advisor to remain onboard, to assist with the transition, serving in a retirement capacity until his last day on May 15, 2025.

Mr. Tameron currently serves as the Company’s Vice President, Strategic Finance and Investor Relations. Prior to joining BKV in August 2022, Mr. Tameron served in various roles at Wells Fargo & Company, including as Managing Director of Denver-based Corporate Banking, from September 2017 to August 2022, and as Managing Director, Institutional Equity Research, from July 2006 to August 2017. Mr. Tameron earned a Master of Business Administration from the Fuqua School of Business at Duke University and a Bachelor of Arts in Finance from Arizona State University.

There are no family relationships between Mr. Tameron and any director or executive officer of the Company that are required to be disclosed pursuant to Item 401(d) of Regulation S-K, there are no undertakings between Mr. Tameron and any other person pursuant to which he was selected to serve as an officer of the Company, and there are no transactions between the Company and Mr. Tameron that would require disclosure under Item 404(a) of Regulation S-K.

On February 3, 2025, the Company and Mr. Jimenez entered into a Transition and Mutual Separation Agreement (the “Transition and Separation Agreement”) pursuant to which Mr. Jimenez has agreed to continue to serve in his current position until March 31, 2025, and then remain with the Company as a Senior Advisor until May 15, 2025. Thereafter, Mr. Jimenez has agreed to provide the Company with certain services as and when requested by the Company in order to facilitate an orderly transition. In consideration for such transition services and subject to the other terms and conditions contained in the Transition and Separation Agreement, the Company has agreed to provide Mr. Jimenez with certain additional payments for so long as, among other things, he abides by certain confidentiality, non-solicitation, non-compete and non-disparagement obligations for a period of twenty-four months following his separation. Subject to the terms and conditions of the Transition and Separation Agreement (including the forfeiture provisions described below) and Mr. Jimenez’s execution and non-revocation of a release of claims in favor of the Company, these payments will consist of a lump-sum cash payment payable within thirty days after May 15, 2025 equal to the sum of thirty-six months of his current annual base salary plus $563,384; and a payment for any unused, accrued PTO as of May 15, 2025 (the “Restricted Payments”). Mr. Jimenez’s unvested time-based restricted stock units will be forfeited in accordance with his award agreement and a prorated portion (based on service during the performance period) of his performance-based restricted stock units shall vest at target.

If at any time Mr. Jimenez revokes the release of claims in favor of the Company or fails to comply with his restrictive covenants or other obligations in the Transition and Separation Agreement, then Mr. Jimenez shall immediately repay to the Company the full amount of any Restricted Payments paid by the Company prior to such date, and the Company’s obligations with respect to any future Restricted Payments shall cease.

The foregoing description of the terms of the Transition and Separation Agreement is not complete and is qualified in its entirety by reference to the full text of the Transition and Separation Agreement, a copy of which is attached hereto as Exhibit 10.1.

Additionally, in connection with his appointment as Chief Financial Officer, Mr. Tameron and the Company entered into an employment agreement (the “Tameron Employment Agreement”), to be effective as of April 1, 2025, to provide Mr. Tameron, among other things:

•	an annual base salary of $400,000;

•	the opportunity to receive a discretionary annual cash bonus, in an amount up to 95% of Mr. Tameron’s annual base salary, based on the Company’s performance and Mr. Tameron’s individual effort and satisfactory achievement of established performance goals and subject to final approval by the Compensation Committee;

•	the opportunity to participate in the Company’s Equity and Incentive Compensation Plan (the “Plan”), including receipt of an equity award during 2025 to be valued at approximately $1,600,000, subject to the terms of the Plan, approval by the Compensation Committee and ultimately dependent on Company performance and Mr. Tameron’s continued employment and satisfactory achievement of performance goals;

•	the opportunity to participate in and receive benefits offered to other employees, including paid and holiday time off, health insurance coverage and participation, with a company match, in the Company’s 401(k) plan; and

•	in the event of a termination of Mr. Tameron’s employment by the Company without “Cause” (as defined in the Tameron Employment Agreement), or if Mr. Tameron resigns for “Good Reason” (as defined in the Tameron Employment Agreement), eligibility to receive, among other things, a severance payment equal to the sum of twenty-four months of Mr. Tameron’s base salary and a pro-rated amount of his target annual bonus for the calendar year of the termination, with 50% of such severance payment being payable on each of the six-month and twelve-month anniversaries of the termination of Mr. Tameron’s employment, subject to Mr. Tameron’s execution and non-revocation of a release of claims in favor of the Company and his continued compliance with the restrictive covenants contained in the Tameron Employment Agreement, including customary confidentiality and invention assignment covenants, as well as non-disparagement, non-competition and non-solicitation covenants, which extend for twelve months after termination of employment.

The foregoing description of the terms of the Tameron Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.2.

Eric Jacobsen Named President – Upstream

To better align the Company’s operations and reporting structure with its strategic growth goals, the Company is transitioning the role of its Chief Operating Officer to focus on its core business – the production of natural gas from its owned and operated upstream businesses. In connection therewith, the Company is eliminating the position of Chief Operating Officer and has appointed Mr. Eric S. Jacobsen to a new position, President – Upstream. On February 3, 2025, Mr. Jacobsen and the Company entered into an amended and restated employment agreement (the “Jacobsen Employment Agreement”) to reflect the same.

The Jacobsen Employment Agreement updates the provisions of Mr. Jacobsen’s prior employment agreement to provide Mr. Jacobsen, among other things:

•	an annual base salary of $525,000;

•	the opportunity to receive a discretionary annual cash bonus, in an amount up to 95% of Mr. Jacobsen’s annual base salary, based on the Company’s performance and Mr. Jacobsen’s individual effort and satisfactory achievement of established performance goals and subject to final approval by the Compensation Committee;

•	a one-time cash retention bonus of $1,000,000, subject to clawback in the event that, prior to February 3, 2027, Mr. Jacobsen’s employment with the Company terminates for any reason other than a termination by the Company without “Cause” (as defined in the Jacobsen Employment Agreement) or Mr. Jacobsen breaches any of the material terms and conditions contained in the Jacobsen Employment Agreement;

•	the opportunity to participate in the Plan, including receipt of an equity award during 2025 with a grant date value of approximately $2,000,000, subject to the terms of the Plan, approval by the Compensation Committee and ultimately dependent on Company performance and Mr. Jacobsen’s continued employment and satisfactory achievement of performance goals;

•	the opportunity to participate in and receive benefits offered to other employees, including paid and holiday time off, health insurance coverage and participation, with a company match, in the Company’s 401(k) plan; and

•	in the event of a termination of Mr. Jacobsen’s employment without “Cause”, or if Mr. Jacobsen resigns voluntarily at any time after February 3, 2026, provided that Mr. Jacobsen gives at least 90 days’ prior written notice and has not committed any action or inaction that would constitute “Cause”, eligibility to receive, among other things, a severance payment equal to the sum of $2,000,000 and a pro-rated amount of his target annual bonus for the calendar year of the termination, with 50% of such severance payment being payable on each of the first and second anniversaries of the termination of Mr. Jacobsen’s employment, subject to Mr. Jacobsen’s execution and non-revocation of a release of claims in favor of the Company and his continued compliance with the restrictive covenants contained in the Jacobsen Employment Agreement, including customary confidentiality and invention assignment covenants, as well as non-disparagement, non-competition and non-solicitation covenants which extend for twenty-four months after termination of employment.

The foregoing description of the terms of the Jacobsen Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Jacobsen Employment Agreement, a copy of which is attached hereto as Exhibit 10.3.

Item 7.01. Regulation FD Disclosure.

On February 3, 2025, the Company issued a press release regarding the retirement of Mr. Jimenez and the appointment of Mr. Tameron as the Company’s Chief Financial Officer. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”).

The information furnished in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Cautionary Note Regarding Forward-Looking Statements.

This Report contains “forward-looking statements” within the meaning of the federal securities laws, including, statements regarding the anticipated transitions of Mr. Jimenez and Mr. Tameron. Forward-looking statements include all statements that are not solely historical facts and can be identified by terms such as “intend,” “believe,” “could,” “estimate,” “expect,” “may,” “should,” or similar expressions. Investors are cautioned not to place undue reliance on these forward-looking statements, which are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including the risks and uncertainties addressed under the heading “Risk Factors” in the Company’s final prospectus dated September 25, 2024 filed with the U.S. Securities and Exchange Commission (the “SEC”) and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or other filings the Company makes with the SEC from time to time. These forward-looking statements speak only as of the date of this Report and the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances occurring after the date of this Report.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Transition and Mutual Separation Agreement, dated as of February 3, 2025, between BKV Corporation and John T. Jimenez.
10.2	Employment Agreement, dated as of February 3, 2025, between BKV Corporation and David Tameron.
10.3	Amended and Restated Employment Agreement, dated as of February 3, 2025, between BKV Corporation and Eric S. Jacobsen.
99.1	Press Release issued February 3, 2025.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BKV CORPORATION

By:	/s/ Christopher P. Kalnin
Christopher P. Kalnin
Chief Executive Officer

Date: February 3, 2025